ARTICLES OF INCORPORATION

                                       OF

                             ENGLE MINING, CO., INC.

KNOWN  ALL  MENS  BY  THESE  PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, an we do hereby state certify:

                                        I
The  name  of  the  corporation  is:  Engle  Mining  Co.,  Inc.

                                       II
The Resident Agent of the corporation shall be Yoko Somers and the location of the principal office of the corporation within the state of Nevada shall be 2121 Pinto Road, Henderson, Nevada 89015. Offices for the transactions of any business for the corporation, and where the meetings of the Board of Directors and of the stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other State, territory or possession of the United States, or in a foreign country, as the Board of Directors may from time to time determine.

                                       III
The  corporation  is  authorized  to  engage  in  any activity permitted by law.

                                       IV
The total authorized capital stock of this corporation shall consist of Ten Million (10,000,000) shares of common stock of a single class, each share having a par value of Twenty Five (0.0025) mills. All of the voting power of the capital stock of this corporation shall reside in the common stock. No capital stock of this corporation shall be subject to assessment.

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                                        V
The members of the governing board of this corporation shall be styled directors, and pursuant to NRS 78.115, in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, then the number of directors may be less than three but not less than the number of stockholders. The names and addresses of the persons who are appointed to act as the first directors of this corporation are as follows:

   NAMES                              ADDRESSES
A.W.  Martin                  4055  S.  Spencer,  Suite  222
                              Las  Vegas,  Nevada  89119

Yoko  Somers                         2121  Pinto  Road
                              Henderson,  Nevada  89015


                                       VI
This  corporation  is  to  have  perpetual  existence.

                                       VII
The names and addresses of the incorporators of this corporation are as follows:

    NAMES                              ADDRESSES
A.W.  Martin                  4055  S.  Spencer,  Suite  222
                              Las  Vegas,  Nevada  89119

Yoko  Somers                         2121  Pinto  Road
                              Henderson,  Nevada  89015


                                      VIII
Pursuant to authority granted by NRS 78.265, the shareholders shall have no pre-emptive rights to acquire unissued shares, treasury shares or securities convertible into such shares.

IN WITNESS WHEREOF, THE UNDERSIGNED INCORPORATORS HAVE EXECUTED THESE ARTICLES OF INCORPORATION OF ENGLE MINING CO., INC.
On  this  18th  day  of  February,  1986.

/s/  Yoko  Somers                    /s/  A.W.  Martin
-----------------                    -----------------
  Yoko  Somers                      A.W.  Martin







                            CERTIFICATE OF AMENDMENT

                             ENGLE MINING CO., INC.


                              A NEVADA CORPORATION

     The undersigned, Philippe Racine, President and Victor Lacroix, Secretary of Engle Mining Co., Inc. hereby certify:

     The shareholders of Engle Mining Co., Inc. through an Action of Shareholders without a meeting and representing over 51% of the issued and outstanding stock, amend the Articles of Incorporation as follows:

Article  I  is  hereby  amended  to  read  as:

                                    Article I
                                    ---------

            The name of the Corporation shall be:  iVision Group Ltd.
                                                  -------------------


Dated  this  4th  day  of  February,  1999.


                         /s/   Philippe  Racine
                         ----------------------
                Philippe  Racine,  President


                         /s/   Victor  Lacroix
                         ---------------------
                          Victor  Lacroix,  Secretary


     On this 4th day of February, 1999, Philippe Racine, President and Victor Lacroix, Secretary of Engle Mining Co., Inc. appeared before me and executed the attached Certificate of Amendment for the Corporation.

                         /s/ Notary Signature
                         ----------------------------------
                         Notary  Public